UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

HANCOCK HOLDING COMPANY

 (Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hancock Plaza

2510 14th Street

Gulfport, Mississippi  39501

(Address of principal executive offices, including zip code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

                On December 21, 2010, Hancock Holding Company, a Mississippi corporation (“Hancock”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whitney Holding Corporation, a Louisiana corporation (“Whitney”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Whitney will merge with and into Hancock, with Hancock continuing as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, which has been approved by the Board of Directors of Hancock and Whitney, upon completion of the Merger, each outstanding share of Whitney common stock will be converted into the right to receive 0.418 (the “Exchange Ratio”) of a share of Hancock common stock (subject to the payment of cash in lieu of fractional shares).  Upon consummation of the Merger, outstanding Whitney stock options, restricted stock units and other equity-based awards will vest and be converted into stock options and other equity-based awards with respect to shares of Hancock’s common stock, with appropriate adjustments to reflect the Exchange Ratio.  Each outstanding share of Hancock common stock will remain outstanding and be unaffected by the Merger.

                The Merger Agreement provides that  each outstanding share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Whitney TARP Preferred”) will be converted into the right to receive one share of Hancock preferred stock with substantially the same rights, powers and preferences as the Whitney TARP Preferred.  The outstanding warrant (the “Whitney TARP Warrant”) to purchase Whitney common stock, which was issued on December 19, 2008 to the United States Department of the Treasury (“Treasury”) will be converted into a warrant to purchase Hancock common stock, subject to appropriate adjustments to reflect the Exchange Ratio.  Subject to the receipt of requisite regulatory approvals, Hancock intends to repurchase the Whitney TARP Preferred and the Whitney TARP Warrant held by Treasury at the completion of the Merger.

                Simultaneous with the Merger, Whitney National Bank, a national banking association and wholly owned subsidiary of Whitney, will merge with and into Hancock Bank of Louisiana, a Louisiana banking organization and wholly owned subsidiary of Hancock, with Hancock Bank of Louisiana surviving the merger and continuing its corporate existence under the name “Whitney Bank.”

                Upon completion of the Merger, the parties will take all appropriate action so that, subject to and in accordance with Hancock’s and Hancock Bank of Louisiana’s organizational documents, (1) the number of directors constituting Hancock’s and Hancock Bank of Louisiana’s respective Boards of Directors will be increased by five to 19 members and 12 members, respectively and (2) five individuals who are currently directors of Whitney and who are mutually selected by Hancock and Whitney will be appointed to Hancock’s and Hancock Bank of Louisiana’s respective Boards of Directors.

                The Merger Agreement contains customary representations, warranties from both Hancock and Whitney and each have agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Hancock’s and Whitney’s businesses during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) Hancock’s and Whitney’s obligations to convene and hold meetings of their respective shareholders to consider and vote upon the approval of the Merger, and (3) subject to certain exceptions, the recommendation by the Boards of Directors of Hancock and Whitney in favor of the approval by their respective shareholders of the Merger, the Merger Agreement and the transactions contemplated thereby.  Each party has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

                Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by Hancock’s and Whitney’s shareholders, (2) receipt of required regulatory approvals without the imposition of conditions or restrictions that would have a material adverse effect on Hancock (after giving effect to the Merger and measured on a scale relative to Whitney), (3) the absence of any law or order prohibiting the completion of the Merger and (4) effectiveness of the registration statement for the Hancock common stock to be issued in the Merger.  Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

                The Merger Agreement contains certain termination rights for Hancock and Whitney, as the case may be, applicable upon:  (1) September 30, 2011 if the Merger has not been completed by that date, (2) final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the Merger Agreement, (3) either Hancock’s or Whitney’s shareholders failure to approve the Merger by the required vote, (4) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (5) a material breach of the other party’s non-solicitation obligations under the Merger Agreement, a material breach of it obligation to call, give notice of, convene and hold its shareholders’ meeting or a failure by the other party or the other party’s Board of Directors to recommend the Merger to its shareholders, and (6) if a tender or exchange offer for 20% or more of the outstanding shares of either party’s common stock is commenced (other than by the other party or a subsidiary thereof) and such party’s Board of Directors recommends that its shareholders tender their shares or otherwise fails to recommend that their shareholders reject such offer within a 10 business day period. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, Hancock or Whitney, as applicable, may be required to pay the other party a termination fee of $50 million.

                The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Hancock, Whitney, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Hancock, Whitney or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Hancock.

Important Additional Information

                Hancock and Whitney will be filing a joint proxy statement/prospectus and other relevant documents concerning the Merger with the SEC.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Hancock and Whitney urge investors to read the joint proxy statement/prospectus and any other documents to be filed with the SEC in connection with the Merger or incorporated by reference in the joint proxy statement/prospectus because they will contain important information.

                Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov).  In addition, documents filed with the SEC by Hancock will be available free of charge from Paul D. Guichet, Investor Relations at (228) 563-6559.  Documents filed with the SEC by Whitney will be available free of charge from Whitney by contacting Trisha Voltz Carlson, Investor Relations at (504) 299-5208.

                The directors, executive officers, and certain other members of management and employees of Whitney are participants in the solicitation of proxies in favor of the Merger from the shareholders of Whitney.  Information about the directors and executive officers of Whitney is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 14, 2010.  Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

                The directors, executive officers, and certain other members of management and employees of Hancock are participants in the solicitation of proxies in favor of the Merger from the shareholders of Hancock. Information about the directors and executive officers of Hancock is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on February 17, 2010. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

            Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause Hancock’s, Whitney’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.  Forward-looking statements speak only as of the date they are made and neither Hancock nor Whitney assumes any duty to update forward-looking statements.  In addition to factors previously disclosed in Hancock’s and Whitney’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance:  the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Acts.

Item 9.01              Financial Statements and Exhibits

(d) EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 21, 2010, between Hancock Holding Company and Whitney Holding Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 23, 2010

HANCOCK HOLDING COMPANY
(Registrant)

By: /s/ Paul D. Guichet
Name: Paul D. Guichet
Title: Vice President Investor Relations

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 21, 2010, between Hancock Holding Company and Whitney Holding Corporation.